CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated September 28, 2020 on the financial statements and financial highlights of Arrow DWA Tactical: Income Fund (formerly, Arrow Dynamic Income Fund), Arrow DWA Tactical: Balanced Fund (formerly, Arrow DWA Balanced Fund), Arrow DWA Tactical: Macro Fund (formerly, Arrow DWA Tactical Fund), and Arrow Managed Futures Strategy Fund, each a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the July 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 24, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated September 28, 2020 on the financial statements and financial highlights of Arrow DWA Tactical: Macro ETF (formerly, Arrow DWA Tactical ETF) and Arrow DWA Tactical: International ETF (formerly, Arrow DWA Country Rotation ETF), each a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the July 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 24, 2020